Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Majesco Entertainment Company
     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-136260 and 333-168008) and Forms S-3 (333-122519; 333-115822; 333-121640; 333-120103; 333-135463; 333-146253; and 333-159980) of Majesco Entertainment Company and subsidiary (the “Company”) of our report dated January 28, 2010, relating to the consolidated financial statements of the Company, which appear in this Annual Report (Form 10-K) of the Company for the year ended October 31, 2009.
AMPER, POLITZINER & MATTIA, LLP
January 31, 2011
Edison, New Jersey